Exhibit 99.3

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                             ----------------


                                FORM 11-K


                              ANNUAL REPORT
                    PURSUANT TO SECTION 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1998


[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from __________ to __________


Commission file number: 1-4850


     A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing Inc. CUTW Hourly Savings Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                          TABLE OF CONTENTS


Description                                                          Page
-----------                                                          ----

Statements of Net Assets Available for Benefits
As of December 31, 1998 and 1997 ....................................  3

Statements of Changes in Net Assets Available for Benefits
As of December 31, 1998 and 1997 ....................................  4

Notes to the Financial Statements ...................................  5

                CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                           STATEMENTS OF NET ASSETS
                           AVAILABLE  FOR BENEFITS


                                                       December 31
                                             -------------------------------
                                                  1998              1997
                                             --------------   --------------
Assets
Investments (Note 2, 5, 8 and 9):
  Short-term                                   $    8,094        $  4,824
  Long-term - at fair value:
   Brinson U.S. Bond Fund                          57,871          46,049
   Brinson U.S. Stock Fund                         25,748          21,912
   Mellon Enhanced Asset Fund                       7,151
   Brinson U.S. Equity Fund                       284,552         262,330
   Mellon Stock Index Fund                        117,654          62,609
   CSC Company stock                              676,231         370,740
   Employee Loans (Note 6)                         27,660          28,881
  Plan interest in Master Trust                   151,592         144,470
                                               ----------        --------
Total Investments                               1,356,553         941,815
                                               ----------        --------

Receivables:
 Employee Contributions                             1,715             876
 Employer Contributions                               750           1,814
 Other Receivables                                    966               7
                                               ----------        --------
Total Receivables                                   3,431           2,697
                                               ----------        --------
  Total Assets                                  1,359,984         944,512
                                               ----------        --------
Liabilities
 Accounts Payable                                  13,494           2,974
                                               ----------        --------
  Total Liabilities                                13,494           2,974
                                               ----------        --------
Net Assets Available for Benefits              $1,346,490        $941,538
                                               ==========        ========

                      See Notes to Financial Statements

               CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    STATEMENTS OF CHANGES IN NET ASSETS
                         AVAILABLE  FOR BENEFITS


                                              For the Year     For the Year
                                                 Ended             Ended
                                              December 31,     December 31,
                                                  1998              1997
                                             --------------   --------------
ADDITIONS
 Investment Income:
 Net appreciation in fair value of
  investments (Note 9)                         $  266,598        $ 64,395
 Interest                                             563             400
 Dividends                                         13,449          10,574
 Plan interest in Master Trust
  investment income                                 9,551           5,424
                                               ----------        --------
                                                  290,161          80,793
  Less Investment Management Fees                  (1,191)           (770)
                                               ----------        --------
                                                  288,970          80,023

 Contributions:
  Employee                                        107,697          91,718
  Employer                                         49,488          45,963
                                               ----------        --------
                                                  157,185         137,681
                                               ----------        --------
   Total Additions                                446,155         217,704

DEDUCTIONS
 Distributions to Participants
  (Notes 1 and 7)                                  41,203
                                               ----------        --------
   Total Deductions                                41,203
                                               ----------        --------
   Net Increase                                   404,952         217,704
                                               ----------        --------

Net Assets Available for Benefits:
 Beginning of Year                                941,538         723,834
                                               ----------        --------
 End of Year                                   $1,346,490        $941,538
                                               ==========        ========

                      See Notes to Financial Statements

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


Note 1     Description of the Plan
           -----------------------

The following brief description of the CSC Outsourcing Inc. CUTW Hourly Savings Plan (the "Plan") of CSC Outsourcing Inc. (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective August 5, 1995, as a result of the Company acquiring certain employees of the Southern New England Telephone Company. The Plan is administered by a Committee consisting of four members (the "Committee) who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the Committee. The Committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Bank of New York (the "Trustee"), administers the Trust pursuant to a Trust Agreement entered into with the Company. All administrative expenses incurred for services rendered to the Plan shall be paid from the Trust to the extent not paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan at anytime. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's eligibility requirements, are hourly paid employees of CSC Outsourcing Inc. and are members of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee is eligible to rejoin the Plan on the next enrollment date.

There were approximately 65 and 54 participating employees at December 31, 1998 and 1997, respectively.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


Employee and Company Contributions
----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. The Company will contribute, and forward to the Trust fund 66 2/3% of the first 1% to 6% for the employee matched contribution together with the participant's before-tax and after-tax contribution.

The employee base earnings deferred and contributed to the Trust fund cannot exceed $10,000 and $9,500 for calendar years 1998 and 1997, respectively, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $10,000 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

Participants are 100 percent vested at all times in their before-tax, after-tax contribution and Company matching accounts.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

The entire balance in all accounts for participants who retire, die, become disabled, or are discharged is distributed according to the provisions of the Plan. There are no forfeitures. The amounts distributed during 1998 and 1997 totaled $3,161 and $0, respectively.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


While still an employee, a participant may make an in-service withdrawal of all or a part of the vested portion of his or her accounts attributable to their contributions, as well as vested Company matching contributions, plus the earnings on those amounts subject to the provisions of the Plan. Upon written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. A participant may request a hardship withdrawal only if he or she first takes a loan of any available monies in the Plan. Both types of withdrawals are subject to certain restrictions as described in the Plan document. The withdrawals made in 1998 and 1997 totaled $38,042 and $0, respectively.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with five sub-accounts, which represents the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the Trust.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Security Transactions
---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

Participants in the Stock Fund may elect to receive distributions in certificates for shares of the common stock of Computer Sciences Corporation.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


Valuation of Investment Securities
----------------------------------

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the month or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3     Income Tax Status
           -----------------

The Company will apply for a determination letter from the Internal Revenue Service substantiating that the Plan, as amended, qualifies under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. The Committee believes the Plan is designed and operated to qualify as such. When the requirements of
Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 and $9,500 for 1998 and 1997, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Computer Sciences Corporation stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


Note 4     Reconciliation of Financial Statements to Form 5500
           ---------------------------------------------------

                                                       December 31
                                             -------------------------------
                                                  1998              1997
                                             --------------   --------------
Net assets available for benefits per
 the financial statements                      $1,346,490        $941,538
Amounts allocated to withdrawing
 Participants                                      (1,075)         (4,237)
                                               ----------        --------
Net assets available for benefits per
 Form 5500                                     $1,345,415        $937,301
                                               ==========        ========

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:


                                                               Year ended
                                                            December 31, 1998
                                                            -----------------
Benefits paid to participants per the financial statements      $41,203
Add:  Amounts allocated to withdrawing participants
      at December 31, 1998                                        1,075
Less: Amounts allocated to withdrawing participants at
      December 31, 1997                                          (4,237)
                                                                -------
Benefits paid to participants per the Form 5500                 $38,041
                                                                =======

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1998 but not paid as of that date.

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the bargaining unit has adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining unit.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


The Fixed Income Fund
---------------------

The Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S. dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately .08% and .09%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.

                                                       December 31
                                             -------------------------------
                                                  1998              1997
                                             --------------   --------------
Investments at fair value:
  Corporate bonds                             $118,380,288     $105,242,979
  U.S. government securities                    57,684,732       46,459,080
  Other bonds                                   16,164,613        6,446,213
  Short-term investments                         3,777,721        1,371,261
  Accrued income                                   966,721        1,198,486
                                              ------------     ------------
                                              $196,974,075     $160,718,019
                                              ============     ============

Investment income for the Master Trust is as follows:

                                                       December 31
                                             -------------------------------
                                                  1998              1997
                                             --------------   --------------
Investment income:
  Net appreciation (depreciation)
   in fair value of investments               $  1,731,522     $    450,257
  Interest:
    Corporate bonds                              6,710,396        4,037,722
    U.S. government securities                   3,786,462        3,243,205
    Other bonds                                    691,664          366,303
    Short-term investments                         365,214          485,226
                                              ------------     ------------
                                                13,285,258        8,582,713
Less investment management fees                   (227,349)        (208,306)
                                              ------------     ------------
                                              $ 13,057,909     $  8,374,407
                                              ============     ============

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


The Balanced Fund
-----------------

The Balanced Fund is co-managed by Brinson Partners, Inc. (approximately 89% as of December 31, 1998) and Mellon Capital Management (approximately 11% as of December 31, 1998). The Balanced Fund is invested in an actively managed combination of U.S. equity securities, U.S. fixed income securities and cash equivalents. The U.S. equity portfolio consists of large, intermediate and small company stocks. The bond portfolio consists primarily of U.S. Treasury, government agency and corporate issues. This Fund's objective is to maximize risk-adjusted total returns relative to the U.S. Balanced Index over a full economic cycle.

The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Stock Index Fund
--------------------

The Fund is managed by Mellon Capital Management. The objective of the Fund is to modestly exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unleveraged) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock which will be held for the benefit of the participant. The performance of this fund will depend upon the performance of Computer Sciences Corporation stock. The Trustee may purchase Computer Sciences Corporation stock on national securities exchanges or elsewhere.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


In accordance with rules established by the Committee, participants may change their investment elections as of the first day of the first payroll period in the month, if filed within the prescribed time, by delivering an election form to the Company. Participants may transfer their existing account balances in 1 percent increments. Transfer elections are effective as of the first day of the month, or the second month if the participant's election form is not filed within the time prescribed by the Committee, following the month in which the participant files his election form with the Company.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust fund in the same fund as the participant contributions.

Note 6     Participant Loans
           -----------------

The Plan has a loan provision in place which is available to participants covered by the bargaining unit. As of December 31, 1998 and 1997, $27,660 and $28,881 of loans were outstanding, respectively.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1998 and 1997, net assets available for benefits included benefits of $1,075 and $4,237 respectively, due to participants who have withdrawn from participation in the Plan.

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


Note 8     Investments 1998
           ----------------

                                       Shares/Units      Cost      Fair Value
                                       ------------    --------    ----------
Fixed Income Fund
 Plan Interest in Master Trust         sh.   44,409    $152,183    $  151,592
 BNY Short-Term Money Market Fund      sh.      905         905           905

Balanced Fund
 Brinson Trust Company Inc.
  U.S. Bond Fund                       sh.      442      55,654        57,871
  U.S. Stock Fund                      sh.       63      16,041        25,748
  Mellon EB Enhanced Asset Allocation  sh.       21       6,566         7,151
  Mellon Temporary Investment Fund     sh.      174         174           174
  BNY Short-Term Money Market Fund     sh.    2,355       2,355         2,355

Active Equity Fund
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                sh.      743     198,141       284,552
  BNY Short-Term Money Market Fund     sh        62          62            62

Stock Index Fund
 Mellon EB Stock Index Fund            sh.      298      80,064       117,654
 Mellon Temporary Investment Fund      sh.      417         417           417
 BNY Short-Term Money Market Fund      sh        21          21            21

Company Stock Fund
 Computer Sciences Common Stock        sh.   10,525     419,017       676,231
 BNY Short-Term Money Market Fund      sh.    4,160       4,160         4,160

CSC Employee Loan Fund
 Participant Loans                     $     27,660      27,660        27,660
                                                       --------    ----------
                                                       $963,420    $1,356,553
                                                       ========    ==========

Total Long-Term Investments                            $955,326    $1,348,459
Total Short-Term Investments                              8,094         8,094
                                                       --------    ----------
                                                       $963,420    $1,356,553
                                                       ========    ==========

              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                    NOTES TO THE FINANCIAL STATEMENTS
                For the Two Years Ended December 31, 1998


Note 8     Investments 1997
           ----------------

                                       Shares/Units      Cost      Fair Value
                                       ------------    --------    ----------
Fixed Income Fund
 Plan Interest in Master Trust         sh.   37,149    $145,491     $144,470

Balanced Fund
 Brinson Trust Company Inc.
  U.S. Bond Fund                       sh.      380      44,369       46,049
  U.S. Stock Fund                      sh.       63      14,634       21,912
  U.S. Cash Management Fund            sh.    3,564       3,564        3,564
  BNY Short-Term Money Market Fund     sh.      856         856          856

Active Equity Fund
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                sh.      755     191,200      262,330

Stock Index Fund
  Mellon EB Stock Index Fund           sh.      199      43,383       60,944
  Mellon EB Daily Opening Stock Index  sh.        7       1,627        1,665
  Mellon Temporary Investment Fund     sh.      393         393          393

Company Stock Fund
 Computer Sciences Common Stock        sh.    4,440     315,269      370,740
 BNY Short-Term Money Market Fund      sh.       11          11           11

CSC Employee Loan Fund
 Participant Loans                     $     28,881      28,881       28,881
                                                       --------     --------
                                                       $789,678     $941,815
                                                       ========     ========

Total Long-Term Investments                            $784,854     $936,991
Total Short-Term Investments                              4,824        4,824
                                                       --------     --------
                                                       $789,678     $941,815

                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                      For the Two Years Ended December 31, 1998

Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                               December 31, 1998
                           --------------------------------------------------------------------------------------------
                              Fixed       Balanced      Active       Stock        Company       Loan
                              Income        Fund        Equity       Index         Stock        Fund          Total
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
Assets
 Short-term Investments      $    905     $ 2,529      $     62     $    438     $  4,160                  $    8,094
 Long-term Investments:
  Interest in registered
   investment Companies                    90,770       284,552      117,654                                  492,976
  CSC Company stock
                                                                                  676,231                     676,231
  Employee Loans                                                                              $27,660          27,660
  Plan Interest in
   Master Trust               151,592                                                                         151,592
 Employee Contributions
  Receivable                      240         163           230          265          817                       1,715
 Employer Contribution
  Receivable                                                                          750                         750
 Other Receivables                  2         371           585            1            7                         966
 Interfund Transfers           (2,613)        486         1,438        1,922       (1,233)                          0
                             --------     -------      --------     --------     --------     -------      ----------
   Total Assets               150,126      94,319       286,867      120,280      680,732      27,660       1,359,984
Liabilities
 Accounts Payable                 133       1,980           923           24        4,130       6,304          13,494
                             --------     -------      --------     --------     --------     -------      ----------
   Total Liabilities              133       1,980           923           24        4,130       6,304          13,494
                             --------     -------      --------     --------     --------     -------      ----------
Net Assets Available
 for Benefits                $149,993     $92,339      $285,944     $120,256     $676,602     $21,356      $1,346,490
                             ========     =======      ========     ========     ========     =======      ==========

                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                      For the Two Years Ended December 31, 1998

Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                               December 31, 1997
                           --------------------------------------------------------------------------------------------
                              Fixed       Balanced      Active       Stock        Company       Loan
                              Income        Fund        Equity       Index         Stock        Fund          Total
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
Assets
 Short-term Investments                   $ 4,420                   $   393      $     11                   $  4,824
 Long-term Investments:
  Interest in registered
   investment Companies                    67,961      $262,330      62,609                                  392,900
  CSC Company stock                                                               370,740                    370,740
  Employee Loans                                                                              $28,881         28,881
  Plan Interest in
   Master Trust              $144,470                                                                        144,470
 Employee Contributions
  Receivable                    1,079         454           714         393        (1,764)                       876
 Employer Contribution
   Receivable                                                                       1,814                      1,814
 Other Receivables                  1           3                                       3                          7
 Interfund Transfers               41        (321)         (704)        117           867                          0
                             --------     -------      --------     -------      --------     -------       --------
  Total Assets                145,591      72,517       262,340      63,512       371,671      28,881        944,512

Liabilities
 Accounts Payable                  43          42           160           9                     2,720          2,974
                             --------     -------      --------     -------      --------     -------       --------
  Total Liabilities                43          42           160           9                     2,720          2,974
                             --------     -------      --------     -------      --------     -------       --------
 Net Assets Available
  for Benefits               $145,548     $72,475      $262,180     $63,503      $371,671     $26,161       $941,538
                             ========     =======      ========     =======      ========     =======       ========

                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                      For the Two Years Ended December 31, 1998

Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                         Year Ended December 31, 1998
                           --------------------------------------------------------------------------------------------
                              Fixed       Balanced      Active       Stock        Company       Loan
                              Income        Fund        Equity       Index         Stock        Fund          Total
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
Additions to Net Assets
  Attributable to:
 Investment Income:
  Net Appreciation in Fair
   Value of Investments      $    431     $ 5,056      $ 21,044     $ 19,627     $220,440                  $  266,598
  Interest                         29         326            30           42          136                         563
  Dividends                                 3,796         5,067        4,586                                   13,449

  Plan Interest in Master
   Trust Investment Income      9,551                                                                           9,551
  Investment Management
   Fees                          (263)       (195)         (678)         (55)                                  (1,191)
                             --------     -------      --------     --------     --------     --------     ----------
                                9,748       8,983        25,463       24,200      220,576                     288,970
                             --------     -------      --------     --------     --------     --------     ----------

 Contributions:
  Employee                     24,230      10,533        15,162       11,865       58,389      (12,482)       107,697
  Employer                                                                         49,488                      49,488
  Interfund Transfers         (23,985)        539       (10,262)      23,526       10,182                           0
                             --------     -------      --------     --------     --------     --------     ----------
                                  245      11,072         4,900       35,391      118,059      (12,482)       157,185
                             --------     -------      --------     --------     --------     --------     ----------
    Total Additions             9,993      20,055        30,363       59,591      338,635      (12,482)       446,155
                             --------     -------      --------     --------     --------     --------     ----------

Deductions to Net Assets
  Attributable to:
 Distributions to
   Participants                 5,548         191         6,599        2,838       33,704       (7,677)        41,203
                             --------     -------      --------     --------     --------     --------     ----------
    Total Deductions            5,548         191         6,599        2,838       33,704       (7,677)        41,203
                             --------     -------      --------     --------     --------     --------     ----------
     Net Increase               4,445      19,864        23,764       56,753      304,931       (4,805)       404,952
                             --------     -------      --------     --------     --------     --------     ----------

Net Assets Available for
  Benefits:
 Beginning of Year            145,548      72,475       262,180       65,503      371,671       26,161        941,538
                             --------     -------      --------     --------     --------     --------     ----------
 End of Year                 $149,993     $92,339      $285,944     $120,256     $676,602     $ 21,356     $1,346,490

                    CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                          NOTES TO THE FINANCIAL STATEMENTS
                      For the Two Years Ended December 31, 1998

Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                         Year Ended December 31, 1997
                           --------------------------------------------------------------------------------------------
                              Fixed       Balanced      Active       Stock        Company       Loan
                              Income        Fund        Equity       Index         Stock        Fund          Total
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
Additions to Net Assets
  Attributable to:
 Investment Income:
  Net Appreciation in Fair
   Value of Investments
                             $    147     $ 5,640      $ 32,552     $11,862      $ 14,194                    $ 64,395
  Interest                          8          86            27         202            77                         400
  Dividends                                 3,082         4,801       2,691                                    10,574
  Plan Interest in Master
   Trust Investment Income      5,424                                                                           5,424
  Investment Management Fees      (21)       (149)         (571)        (29)                                     (770)
                             --------     -------      --------     -------      --------     --------       --------
                                5,558       8,659        36,809      14,726        14,271                      80,023
                             --------     -------      --------     -------      --------     --------       --------

 Contributions:
  Employee                     21,249      10,870        16,371       9,814        43,556     $(10,142)        91,718
  Employer                                                                         45,963                      45,963
  Interfund Transfers          47,524        (579)          425         (47)      (47,323)                          0
                             --------     -------      --------     -------      --------     --------       --------
                               68,773      10,291        16,796       9,767        42,196      (10,142)       137,681
                             --------     -------      --------     -------      --------     --------       --------
    Total Additions            74,331      18,950        53,605      24,493        56,467      (10,142)       217,704
                             --------     -------      --------     -------      --------     --------       --------

Deductions to Net Assets
  Attributable to:
 Distributions to
   Participants                 2,592       1,479         3,273       1,798        10,557      (19,700)             0
                             --------     -------      --------     -------      --------     --------       --------
    Total Deductions            2,592       1,479         3,273       1,798        10,557      (19,700)             0
                             --------     -------      --------     -------      --------     --------       --------
     Net Increase              71,739      17,471        50,332      22,695        45,910        9,558        217,704
                             --------     -------      --------     -------      --------     --------       --------

Net Assets Available for
  Benefits:
 Beginning of Year             73,809      55,004       211,848      40,808       325,761       16,603        723,834
                             --------     -------      --------     -------      --------     --------       --------
 End of Year                 $145,548     $72,475      $262,180     $63,503      $371,671     $ 26,161       $941,538
                             ========     =======      ========     =======      ========     ========       ========

                              SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN




Date: June 25, 1999           By:  /S/ LEON J. LEVEL
                                   -----------------------------------------
                                   Leon J. Level
                                   Chairman,
                                   Computer Sciences Corporation
                                   Retirement Plans Committee
